EXHIBIT 21.1


                              LIST OF SUBSIDIARIES


Subsidiary of  ACG Holdings, Inc.:                    State of Incorporation:
---------------------------------                     -----------------------

American Color Graphics, Inc.                         New York


Subsidiaries of American Color Graphics, Inc.:
---------------------------------------------

Sullivan Marketing, Inc.                              Delaware
American Images of North America, Inc.                New York
Sullivan Media Corporation                            Delaware



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